EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of SpectraScience, Inc. of our report dated March 30, 2009, relating to our audit of the consolidated financial statements of SpectraScience, Inc. as of December 2008 and for the year then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
February 8, 2010